Exhibit 10.2

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO AXESSTEL, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE TERM NOTE

FOR VALUE RECEIVED, AXESSTEL, INC., a Nevada corporation (the “Borrower”), hereby promises to pay to North America Venture Fund II, L.P. (the “Holder”) or its registered assigns or successors in interest, on order, the sum of ONE MILLION DOLLARS ($1,000,000), together with any accrued and unpaid interest hereon, on January 8, 2005 (the “Maturity Date”) if not sooner paid.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Convertible Promissory Note Purchase Agreement dated as of the date hereof between the Borrower and the Holder (the “Purchase Agreement”).

The following terms shall apply to this Note:

ARTICLE I

INTEREST & AMORTIZATION

1.1 Interest Rate and Payment. Subject to Section 5.1 hereof, interest payable on this Note shall accrue at a rate per annum (the “Contract Rate”) equal to the “prime rate” published in The Wall Street Journal from time to time, plus three percent (3%). Interest shall be payable monthly in arrears commencing on February 1, 2004, and on the first day of each consecutive calendar month thereafter (each, a “Repayment Date”), and on the Maturity Date, whether by acceleration or otherwise. The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the prime rate in an amount equal to such increase or decrease in the prime rate; each change to be effective as of the day of the change in such rate.

1.2 Principal Payments. The aggregate principal amount outstanding under this Note (the “Principal Amount”) shall be due and payable in full on the Maturity Date.

ARTICLE II

CONVERSION RIGHTS

2.1 Borrower’s Conversion. Subject to the terms hereof, if at any time after the issuance of this Note, (a) the average closing price of the Borrower’s Common Stock as reported by Bloomberg, L.P. on the Principal Market (as defined in Section 4.7 hereof) for the immediately preceding three (3) month period remains above Two Dollars ($2.00) per share (the “Conversion Price”), and (b) the Shelf Registration Statement has been declared effective and the Company has not issued a Blackout Notice, the Borrower shall have the option to require the Holder to convert all or a portion of the Principal Amount and all interest due hereunder into shares of Common Stock at the Conversion Price (the “Conversion Option”). In the event Borrower elects to exercise the Conversion Option, the Borrower shall deliver to the Holder a written notice in the form of Exhibit B attached hereto (the “Conversion Election Notice”) and any such conversion shall be completed within ten (10) days of delivery to the Holder of the Conversion Election Notice.

2.2 Holder’s Conversion Rights. The Holder shall have the right, but not the obligation, to convert at any time all or any portion of the then aggregate outstanding principal amount of this Note, together with accrued interest and fees due thereon, into shares of Common Stock at the Conversion Price, subject to the terms and conditions set forth in this Article II. The Holder may exercise such right by delivery to the Borrower of a written notice of conversion not less than ten (10) days prior to the date upon which such conversion shall occur. The date upon which such conversion shall occur is referred to as the “Conversion Date.”

2.3 Mechanics of Holder’s Conversion.

(a) In the event that the Holder elects to convert this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (“Notice of Conversion”) to the Borrower and such Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees being converted. On each Conversion Date and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Borrower within two (2) business days after the Conversion Date. A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A.

(b) Pursuant to the terms of the Notice of Conversion, the Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel within two (2) business days of the date of the delivery to Borrower of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder’s designated broker with the Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) business days after receipt by the Borrower of the Notice of Conversion (the “Delivery Date”). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Borrower of the Notice of Conversion. The Borrower shall send directly to Holder cash in lieu of any fractional share to which Holder may be entitled as a result of the conversion. The Holder shall be treated for all purposes as the record holder of such Common Stock, unless the Holder provides the Borrower written instructions to the contrary.

2.4 Calculation of Conversion Shares; Adjustment to Conversion Price.

(a) The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the Principal Amount and interest and fees to be converted, if any, by the Conversion Price.

(b) The Conversion Price and number and kind of shares or other securities to be issued upon conversion is subject to adjustment from time to time upon the occurrence of certain events, as follows:

(i) Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

(ii) Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price, shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(c) During the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note at the Conversion Price. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.5 Issuance of New Note. Upon any partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid. The Borrower will pay no costs, fees or any other consideration to the Holder for the production and issuance of a new Note.

ARTICLE III

EVENTS OF DEFAULT

If an Event of Default (as defined below) occurs and is continuing, the Borrower’s rights under Sections 2.1 shall immediately cease and be of no further effect until such time as the Event of Default has been cured, or has been waived by the Holder. Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder may make all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder due and payable within five (5) days after written notice from Holder to Borrower (each occurrence being a “Default Notice Period”). If, with respect to any Event of Default other than a payment default described in Section 3.1 below, within the Default Notice Period the Borrower cures the Event of Default, the Event of Default will be deemed to no longer exist and any rights and remedies of Holder pertaining to such Event of Default will be of no further force or effect.

The occurrence of any of the following events is an “Event of Default”:

3.1 Failure to Pay Principal, Interest or other Fees. The Borrower fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith, or the Borrower fails to pay within five (5) days of the date when due any amount due under any other promissory note issued by Borrower.

3.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of this Note or the Purchase Agreement in any material respect and such breach, if subject to cure, continues for a period of thirty (30) days after the occurrence thereof.

3.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Purchase Agreement, or in any Related Document (as defined in the Purchase Agreement) shall be materially false or misleading and shall not be cured for a period of ten (10) days after written notice thereof is received by the Borrower from the Holder.

3.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

3.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its property or other assets for more than $250,000, and shall remain unvacated, unbonded or unstayed for a period of ninety (90) days.

3.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower, and, in the case of any involuntary proceeding or relief under such bankruptcy laws, not stayed or dismissed within forty-five (45) days after the date of commencement thereof.

3.7 Stop Trade. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for 5 consecutive days or 5 days during a period of 10 consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Borrower shall not have been able to cure such trading suspension within 30 days of the notice thereof or list the Common Stock on another Principal Market within 60 days of such notice. The “Principal Market” for the Common Stock shall include the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, or any securities exchange or other securities market on which the Common Stock is then being listed or traded.

3.8 Failure to Deliver Common Stock or Replacement Note. The Borrower’s failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note, and Section 9 of the Purchase Agreement, or if required, a replacement Note if such failure to timely deliver Common Stock shall not be cured within two (2) days or such failure to deliver a replacement Note is not cured within seven (7) Business Days.

ARTICLE IV

DEFAULT-RELATED PROVISIONS

4.1 Payment Grace Period. The Borrower shall have a five (5) day grace period to pay any monetary amounts due under this Note or the Purchase Agreement after which grace period a default interest rate of five percent (5%) per annum above the then applicable interest rate hereunder shall apply to the monetary amounts due.

4.2 Conversion Privileges. The conversion privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until this Note is paid in full.

ARTICLE V

MISCELLANEOUS

5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower at the address provided in the Purchase Agreement executed in connection herewith, and to the Holder at the address provided in the Purchase Agreement for such Holder, with a copy to Shearman & Sterling LLP, or at such other address as the Borrower or the Holder may designate by ten days advance written notice to the other parties hereto. Notwithstanding the foregoing, delivery of a Notice of Conversion shall be governed by Article II hereof.

5.3 Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument issued pursuant to Section 2.4 hereof, as it may be amended or supplemented.

5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement.

5.5 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of California or in the federal courts located in the state of California. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note.

5.6 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.7 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

IN WITNESS WHEREOF, each Borrower has caused this Convertible Promissory Note to be signed in its name effective as of this 8th day of January, 2004.

AXESSTEL, INC.

By:	/s/ David Morash

Name:	David Morash
Title:	Chief Operating Officer

WITNESS:

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert all or part of the Note into Common Stock

[Name and Address of Holder]

The Undersigned hereby elects to convert $             of the principal due on January 7, 2005 under the Convertible Term Note issued by AXESSTEL, INC. dated January 7, 2004 by delivery of Shares of Common Stock of AXESSTEL, INC. on and subject to the conditions set forth in Article II of such Note.

a.	Date of Conversion

b.	Shares To Be Delivered:

Date:

By:

Name:

Title:

EXHIBIT B

REPAYMENT ELECTION NOTICE

(To be executed by the Borrower in order to pay all or part of the Principal Amount and accrued interest thereunder with Common Stock)

[Name and Address of Holder]

AXESSTEL, INC. hereby elects to pay $                     under the Convertible Term Note issued by AXESSTEL, INC. dated January 7, 2004 by delivery of Shares of Common Stock of AXESSTEL, INC. on and subject to the conditions set forth in Article II of such Note.

1.	Conversion Price:	$2.00

		c.	Amount to be paid:

	$

		d.	Shares To Be Delivered:

Date:	AXESSTEL, INC.

By:

Name:

Title: